SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                       ______________________


                              FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): June 19, 2002



                         BF ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)

    Delaware                   0-15932                       94-3038456
    --------                   -------                       ----------
(State of Incorporation (Commission File Number)  (IRS Employer Identification
 No.)                                                                     No.)


100 Bush Street, Suite 1250, San Francisco, California            94104
     (Address of principal executive office)                     (Zip Code)


     Registrant's telephone number, including area code: (415) 989-6580

                         BF ENTERPRISES, INC.

                              FORM 8-K
                           CURRENT REPORT

Item 4.  Changes in Registrant's Certifying Accountant.

On June 19, 2002, the Audit Committee of the Board of Directors of BF Enterprises, Inc. (the "Company"), decided to dismiss Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants.

For each of the Company's last two fiscal years (ended December 31, 2001 and 2000), Arthur Andersen's reports on the Company's consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During  the  Company's  last two  fiscal  years  (ended  December  31,  2001 and 2000) and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has engaged Ernst and Young LLP ("E&Y") to serve as the Company's independent public accountants for the fiscal year 2002, beginning with a review of the Company's Form 10-QSB for the period ending June 30, 2002.
During the Company's last two fiscal years (ended December 31, 2001 and 2000) and through the date hereof, the Company did not consult with E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and
(ii) of Regulation S-K.



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



                               SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BF ENTERPRISES, INC.


Date:    June 19, 2002                     By: /s/ S. Douglas Post
                                               -----------------------
                                               S. Douglas Post
                                               Vice President and Treasurer
                                               (Principal Accounting Officer)








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